Registration No. 333-105953

    As filed with the Securities and Exchange Commission on December 30, 2003
______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________


                  POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ______________________

                          THE ZIEGLER COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

         Wisconsin                                          39-1148883
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)


 250 East Wisconsin Avenue, Suite 2000
         Milwaukee, Wisconsin                               53202
(Address of principal executive offices}                   (zip code)

                             ______________________


     THE ZIEGLER COMPANIES, INC.                  THE ZIEGLER COMPANIES, INC.
          MANDATORY DEFERRED                          VOLUNTARY DEFERRED
            BONUS PLAN                                    BONUS PLAN
                           (Full title of the plans)

                           S. CHARLES O'MEARA, ESQ.
             Senior Vice President, Secretary and General Counsel
                          The Ziegler Companies, Inc.
                    250 East Wisconsin Avenue, Suite 2000
                          Milwaukee, Wisconsin 53202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                         Charles R. Manzoni, Jr., Esq.
                         Gardner Carton & Douglas LLP
                        191 N. Wacker Drive, Suite 3700
                            Chicago, Illinois  60606

                           THE ZIEGLER COMPANIES, INC.

        POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

                          DEREGISTRATION OF SECURITIES

      A total of 100,000 shares of common stock, $1.00 par value per share ("Common Stock"), of The Ziegler Companies, Inc., a Wisconsin corporation (the "Registrant") were registered in connection with The Ziegler Companies, Inc. Mandatory Deferred Bonus Plan and The Ziegler Companies, Inc. Voluntary Deferred Bonus Plan under the Securities Act of 1933, as amended, by the filing and effectiveness of a Registration Statement on Form S-8 (File No. 333-105953) (the "Registration Statement"). The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 100,000 shares of Common Stock previously registered on the Registration Statement that have not been sold as of the date hereof. This action is due to the termination of the offering contemplated by the Registration Statement upon the delisting and deregistration of the Registrant's equity securities effective as of December 12, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 30th day of December, 2003.

                                         THE ZIEGLER COMPANIES, INC.

                                         By: /s/ John J. Mulherin
                                        John J. Mulherin
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of December, 2003.

       /s/ John J. Mulherin                  /s/ Gary P. Engle
             John J. Mulherin                         Gary P. Engle
President and Chief Executive Officer;            Senior Vice President,
               Director                      Chief Administrative Officer and
     (Principal Executive Officer)                Chief Financial Officer
                                               (Principal Financial Officer)

      /s/ Jeffrey C. Vredenbregt             *______________________________
          Jeffrey C. Vredenbregt                 Bernard C. Ziegler III
Vice President, Treasurer and Controller     Director and Chairman of the Board
      (Principal Accounting Officer)

     *____________________________           *______________________________
       Donald A. Carlson, Jr.                       John C. Frueh
Director and Senior Managing Director -                Director
        Capital Markets Group

     *____________________________           *______________________________
           Gerald J. Gagner                       Belverd E. Needles, Jr.
              Director                                 Director

     *____________________________
          Peter R. Kellogg
              Director

*John J. Mulherin, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-indicated officers and directors of Registrant pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

/s/ John J. Mulherin
John J. Mulherin
President and Chief Executive Officer;
Director